Exhibit 99.1
Chain Bridge Bancorp, Inc. Reports Fourth Quarter 2024 and Full Year 2024 Financial Results
McLean, Virginia — January 28, 2025
Chain Bridge Bancorp, Inc. (NYSE: CBNA) (the “Company”), the holding company for Chain Bridge Bank, N.A. (the “Bank”), today announced financial results for the fourth quarter of 2024 and the twelve months ended December 31, 2024.
Peter G. Fitzgerald, Chairman of Chain Bridge Bancorp, Inc., commented:
“The fourth quarter of 2024 included our initial public offering in October 2024, the first by a U.S. banking institution in over two years. This milestone reflects our focus on liquidity, asset quality, and financial strength. As we begin 2025, we remain focused on executing our strategy and serving our stockholders.”
Fourth Quarter 2024 Financial Highlights (Three Months Ended December 31, 2024):
•Consolidated Net Income: $3.7 million
•Earnings Per Share: $0.59 per basic and diluted common share outstanding
•Return on Average Equity: 10.48% (on an annualized basis)
•Return on Average Assets: 1.13% (on an annualized basis)
•Book Value Per Share: $21.98
Full Year 2024 Financial Highlights (Twelve Months Ended December 31, 2024):
•Consolidated Net Income: $20.9 million
•Earnings Per Share: $4.17 per basic and diluted common share outstanding
•Return on Average Equity: 20.05%
•Return on Average Assets: 1.62%
Financial Performance
For the quarter ended December 31, 2024, the Company reported net income of $3.7 million, compared to $7.5 million for the quarter ended September 30, 2024 and $3.3 million for the quarter ended December 31, 2023. Earnings per share was $0.59 for the quarter ended December 31, 2024, compared to $1.64 for the quarter ended September 30, 2024 and $0.73 for the quarter ended December 31, 2023.

The Company’s consolidated total deposits were $1.2 billion at December 31, 2024, compared to $1.4 billion at September 30, 2024. IntraFi Cash Service® (ICS®) One-Way Sell® deposits were $63.3 million at December 31, 2024, compared to $432.3 million at September 30, 2024. These changes reflect deposit outflows from political organizations following the 2024 federal election, consistent with historical trends during election cycles. During the quarter, the Bank converted certain One-Way Sell® deposits into a reciprocal deposits, which are included on the consolidated balance sheet.
Net income was $3.7 million for the quarter ended December 31, 2024, compared to the $7.5 million for the quarter ended September 30, 2024. The change was primarily due to a $2.3 million decrease in net interest income and a $1.9 million decrease in noninterest income. The change in net interest income was attributable to lower average interest-earning assets and a decrease in the Federal Reserve’s interest rate paid on reserve balances. The change in noninterest income was attributable to lower deposit placement services revenue from One-Way Sell® deposits balances.
Net income for the quarter ended December 31, 2024, was $426 thousand higher compared to the quarter ended December 31, 2023. This difference was due to a $3.6 million increase in net interest income, driven by higher average interest-earning asset balances and net interest margin, partially offset by a $2.6 million increase in noninterest expenses.
For the year ended December 31, 2024, the Company reported net income of $20.9 million, compared to $8.8 million for the same period in 2023. Return on average equity was 20.05% for 2024, compared to 11.90% for 2023. Earnings per share for the year ended December 31, 2024 was $4.17, compared to $1.93 for 2023.
The 2024 earnings increase compared to 2023 was primarily due to three factors: a $16.6 million increase in net interest income, resulting from a $255.1 million increase in average interest-earning assets; a $5.3 million rise in noninterest income, reflecting higher deposit placement services income from One-Way Sell® deposits; and, offsetting these factors, a $7.4 million increase in noninterest expenses, reflecting higher employment and professional services expenses associated with the Company’s preparations for, and ongoing operation as, a public company. The higher earnings in 2024 resulted in a $3.2 million increase in income tax expense compared to 2023.
Book Value Per Share
As of December 31, 2024, book value per share (“BVPS”) was $21.98, compared to $22.95 at September 30, 2024 and $18.26 at December 31, 2023.
During the fourth quarter of 2024, the Company completed its initial public offering (“IPO”) of Class A common stock. On October 7, 2024, the Company issued 1,850,000 shares of Class A common stock at a public offering price of $22.00 per share, resulting in net proceeds of $33.6 million after deducting underwriting discounts and offering expenses, including legal fees, audit fees, and listing fees. On November 1, 2024, the Company issued an additional 142,897 shares of Class A common stock pursuant to the partial exercise of the underwriters’ over-allotment option, which generated an additional $2.9 million in net proceeds. In total, the IPO and over-allotment exercise provided $36.5 million in net proceeds to the Company.

Stockholders’ equity at December 31, 2024 was $39.4 million higher than at September 30, 2024 on account of fourth quarter 2024 earnings and net proceeds from the IPO. However, an increase in the number of shares outstanding following the IPO drove a quarter-over-quarter decrease in BVPS.
The year-over-year increase in BVPS was a result of a $20.9 million rise in retained earnings over the 12-month period, the net proceeds from the IPO and over-allotment exercise, and a $3.3 million reduction in accumulated other comprehensive loss attributable to improvements in the fair value of available-for-sale investment securities.
Interest Income and Net Interest Margin
Net interest income for the fourth quarter of 2024 was $11.4 million, compared to $13.6 million in the third quarter of 2024 and $7.8 million in the fourth quarter of 2023. The net interest margin, calculated as annualized net interest income divided by average interest-earning assets, was 3.46% in the fourth quarter of 2024, compared to 3.73% in the third quarter of 2024 and 2.90% in the fourth quarter of 2023.
The $2.3 million change in net interest income from the third quarter of 2024 was driven by a reduction in income from interest-bearing deposits in other banks, primarily reserves held at the Federal Reserve Bank of Richmond, which decreased to $5.3 million in the fourth quarter from $7.4 million in the third quarter. This reduction resulted from both a decrease in cash balances following political organization deposit outflows and decreases in the Federal Reserve’s interest rate paid on reserve balances. These decreases were partially offset by lower interest expenses on short-term borrowings, following the Company’s repayment of these borrowings during the fourth quarter.
Compared to the fourth quarter of 2023, net interest income increased by $3.6 million, primarily reflecting higher income from interest-bearing deposits in other banks, which were $5.3 million in the fourth quarter of 2024 compared to $2.4 million in the fourth quarter of 2023. Higher average yields on taxable securities and loans also contributed to the increase in net interest income during this period.
For the year ended December 31, 2024, net interest income totaled $44.4 million, compared to $27.7 million for the year ended December 31, 2023, resulting in a net interest margin of 3.46%, compared to 2.70% for 2023. Interest income from deposits held at other banks was $20.8 million, compared to $6.1 million during 2023, and interest and dividends on securities were $13.5 million, compared to $12.3 million in 2023.
Net interest income and net interest margin for the year ended December 31, 2024 reflected higher levels of reserves held at the Federal Reserve, higher yields earned on securities, and lower costs of funds. Changes in interest-earning assets primarily resulted from an inflow of political organizations deposits in the months leading up to the November 2024 federal election, followed by an anticipated outflow, reflecting expected election-related seasonality. The average rate paid on interest-bearing liabilities was higher in 2024 compared to 2023. However, the overall cost of funds, which includes interest-bearing and noninterest-bearing liabilities, was 0.31% for 2024, compared to 0.42% for 2023. The decrease in the cost of funds reflected a higher proportion of noninterest-bearing demand deposits in 2024.

Noninterest Income
Noninterest income for the fourth quarter of 2024 was $1.2 million, compared to $3.1 million in the third quarter of 2024 and $1.3 million for the fourth quarter of 2023. Fourth quarter 2024 deposit placement services income from One-Way Sell® deposits through the ICS® network was $582 thousand, compared to $2.5 million in the third quarter of 2024 and $868 thousand in the fourth quarter of 2023. The changes in deposit placement services income reflect the change in the Bank’s political organization deposit base, including those positioned as One-Way Sell® in the ICS® network, related to seasonal patterns observed surrounding the federal election cycle. Service charges on accounts, which are impacted by political deposit transaction activities, were $397 thousand in the fourth quarter of 2024, compared to $376 thousand in the third quarter of 2024, and $267 thousand in the fourth quarter of 2023.
For the year ended December 31, 2024, noninterest income totaled $8.6 million, consisting of $6.2 million in deposit placement services income, $1.4 million in service charges on accounts, and $907 thousand in trust and wealth management income. For the year ended December 31, 2023, noninterest income totaled $3.3 million, consisting of $2.0 million in deposit placement services income, $918 thousand in service charges on accounts, and $565 thousand in trust and wealth management income. The Bank’s political organization deposit base and One-Way Sell® deposits through the ICS® network reflected growth related to the November 2024 federal elections.
Noninterest Expenses
Total noninterest expense for the fourth quarter of 2024 was $7.7 million, compared to $7.4 million in the third quarter of 2024 and $5.0 million in the fourth quarter of 2023. The increase in noninterest expense during the fourth quarter of 2024 compared to third quarter 2024 was driven by higher employment and insurance costs associated with the Company’s transition to a public company. This increase was partially offset by a decline in professional services expenses, which were elevated preceding the IPO. The increase in noninterest expense compared to fourth quarter 2023 was primarily attributable to higher salaries, as well as increased data processing and communication expenses. Additionally, professional services and insurance expenses increased to support the operational requirements of a public company.
For the year ended December 31, 2024, total noninterest expense was $26.8 million, compared to $19.5 million for the year ended December 31, 2023. The increase was primarily driven by increased salaries and employee benefits, which totaled $15.9 million during the year, and increased professional services expenses of $3.2 million. The rise in professional service expenses was primarily due to legal, consulting, and accounting fees associated with the Company’s preparation for becoming, and ongoing operation as, a public company.
Balance Sheet & Related Highlights
As of December 31, 2024:
•Total assets were $1.4 billion, compared to $1.6 billion as of September 30, 2024, and $1.2 billion as of December 31, 2023.

•Total deposits were $1.2 billion, compared to $1.4 billion as of September 30, 2024, and $1.1 billion as of December 31, 2023.
•Total ICS® One-Way Sell® deposits were $63.3 million, compared to $432.3 million as of September 30, 2024, and $130.1 million as of December 31, 2023.
•Interest-bearing reserves held at the Federal Reserve were $406.7 million, compared to $627.0 million as of September 30, 2024 and $309.8 million as of December 31, 2023.
•The loan-to-deposit ratio was 25.09% compared to 20.92% as of September 30, 2024, and 27.35% as of December 31, 2023.
•The ratio of non-performing assets to total assets remained at 0.00%, unchanged from September 30, 2024 and December 31, 2023.
Liquidity
As of December 31 2024, the Company’s liquidity ratio was 85.13%, compared to 85.31% at September 30, 2024 and 78.75% at December 31, 2023. The liquidity ratio is calculated as the sum of cash and cash equivalents plus unpledged securities classified as investment grade, divided by total liabilities. Cash, cash equivalents, and unpledged securities totaled $1.1 billion, $1.2 billion and $883.4 million, respectively, at December 31, 2024, September 30, 2024 and December 31, 2023.
Capital
As of December 31, 2024, the Company’s tangible common equity to tangible total assets ratio was 10.30%, compared to 6.74% at September 30, 2024 and 6.92% at December 31, 2023. The ratio, calculated in accordance with GAAP, represents the ratio of common equity to total assets. The Company did not have any intangible assets or goodwill for the periods presented. The year-end increase in this ratio reflects additional equity provided by the net proceeds raised through the IPO and the subsequent partial exercise of the underwriters’ over-allotment option, along with a decline in the Company’s asset base following the 2024 federal election cycle.
As of December 31, 2024, the Company reported a Tier 1 leverage ratio of 11.48%, a Tier 1 risk-based capital ratio of 38.12%, and a total risk-based capital ratio of 39.30%. As of September 30, 2024, the Company reported a Tier 1 leverage ratio of 7.59%, a Tier 1 risk-based capital ratio of 28.17% and a total risk-based capital ratio of 29.29%. As of December 31, 2023, the Company’s Tier 1 leverage ratio stood at 8.77%, the Tier 1 risk-based capital ratio at 23.12% and the total risk-based capital ratio at 24.26%. The increases as of December 31, 2024, reflect the Company’s additional equity raised through the IPO and the subsequent partial exercise of the underwriters’ over-allotment option.

Trust & Wealth Department
As of December 31, 2024, the Trust & Wealth Department oversaw total assets under administration (“AUA”), a measure that includes both managed and custodial assets, of $330.3 million, consisting of

$126.8 million in assets under management (“AUM”) and $203.5 million in assets under custody (“AUC”). This compares to AUA of $384.0 million as of September 30, 2024, which consisted of $111.2 million in AUM and $272.8 million in AUC. The decline in AUA quarter-over-quarter was due to outflow of funds from political organizations which had placed funds in custody accounts with the Trust & Wealth Department ahead of the November 2024 federal election. AUA are not captured on the balance sheet. AUM, which excludes custody accounts, increased quarter-over-quarter.
As of December 31, 2023, AUA totaled $240.1 million, with $74.4 million in AUM and $165.7 million in AUC. Trust and wealth management income was $238 thousand in the fourth quarter of 2024, compared to $243 thousand in the third quarter of 2024 and $158 thousand in the fourth quarter of 2023.
Political Deposit Trends
As of December 31, 2024, total deposits were $1.2 billion compared to $1.4 billion as of September 30, 2024, and ICS® One-Way Sell® deposits were $63.3 million as of December 31, 2024 compared to $432.3 million as of September 30, 2024. The decline in total deposits reflects seasonal outflows from political organizations following the 2024 federal election cycle, a pattern generally consistent with prior federal election cycles, partially offset by the conversion of $130.3 million of ICS® One-Way Sell® deposits to reciprocal deposits. The reduction in ICS® One-Way Sell® deposits was driven by client-directed outflows, consistent with typical seasonal election-related trends, and the conversion of $130.3 million of ICS® One-Way Sell® deposits to reciprocal deposits.
Historically, deposits from political organizations increase in the periods leading up to federal elections followed by a decline around the elections. Election outcomes may also impact the timing and scale of deposit inflows or outflows from political organizations, and this cycle was no exception. The results of the November 2024 election created opportunities for new post-election accounts and fundraising activities by certain of our political organization clients, which have led to some deposit inflows. However, the precise pace and scale of future deposit inflows and outflows remain uncertain and may deviate from historical patterns. External factors, including our political organization clients’ fundraising and disbursement activities, contribute to this uncertainty.
Additionally, deposits at year-end include funds related to post-election activities and events. These funds have historically been temporary in nature and may be subject to outflows in the coming months. The amount and timing of such movements remain uncertain and are difficult to predict.

About Chain Bridge Bancorp, Inc.:
Chain Bridge Bancorp, Inc., a Delaware corporation, is the registered bank holding company for Chain Bridge Bank, National Association. Chain Bridge Bancorp, Inc. is regulated and supervised by the Federal Reserve under the Bank Holding Company Act of 1956, as amended. Chain Bridge Bank, National Association is a national banking association, chartered under the National Bank Act, and is subject to primary regulation, supervision, and examination by the Office of the Comptroller of the Currency. Chain Bridge Bank, National Association is a member of the Federal Deposit Insurance Corporation and provides banking, trust, and wealth management services. For more information, please visit our investor relations website at https://ir.chainbridgebank.com.

Media Contact:
Richard G. Danker
Senior Vice President - Communications
Chain Bridge Bancorp, Inc.
communications@chainbridgebank.com
703-748-3423
Investor Relations Contact:
Rachel G. Miller
Senior Vice President, Counsel and Corporate Secretary
Chain Bridge Bancorp, Inc.
IR@chainbridgebank.com
703-748-3427

Cautionary Note Regarding Forward-Looking Statements
This communication contains forward-looking statements within the meaning of the U.S. federal securities laws. Forward-looking statements involve risks and uncertainties. You should not place undue reliance on forward-looking statements because they are subject to numerous uncertainties and factors relating to our operations and business, all of which are difficult to predict and many of which are beyond our control. Forward-looking statements include information concerning our possible or assumed future results of operations. These forward-looking statements are generally identified by the use of forward-looking terminology, including the terms “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would” and, in each case, their negative or other variations or comparable terminology and expressions. Actual results, performance, or achievements could differ materially from those contemplated, expressed, or implied by the forward-looking statements. Any forward-looking statements presented herein are made only as of the date of this press release, and the Company does not undertake any obligation to update or revise any forward-looking statements to reflect changes in assumptions, new information, the occurrence of unanticipated events, or otherwise, except as required by law.

Forward-looking statements include, among other things, statements relating to: (i) changes in trade, monetary and fiscal policies of, and other activities undertaken by, governments, agencies, central banks or similar organizations, including the effects of United States federal government spending; (ii) the level of, or changes in the level of, interest rates and inflation, including the effects on our net interest income, noninterest income, and the market value of our investment and loan portfolios; (iii) the level and composition of our deposits, including our ability to attract and retain, and the seasonality of, client deposits, including those in the ICS® network, as well as the amount and timing of deposit inflows and outflows into early 2025; (iv) our political organization clients’ fundraising and disbursement activities; (v) the level and composition of our loan portfolio, including our ability to maintain the credit quality of our loan portfolio; (vi) current and future business, economic and market conditions in the United States generally or in the Washington, D.C. metropolitan area in particular; (vii) the effects of disruptions or instability in the financial system, including as a result of the failure of a financial institution or other participants in it, or geopolitical instability, including war, terrorist attacks, pandemics and man-made and natural disasters; (viii) the impact of, and changes, in applicable laws, regulations, regulatory expectations and accounting standards and policies; (ix) our likelihood of success in, and the impact of, legal, regulatory or other actions, investigations or proceedings related to our business; (x) adverse publicity or reputational harm to us, our senior officers, directors, employees or clients; (xi) our ability to effectively execute our growth plans or other initiatives; (xii) changes in demand for our products and services; (xiii) our levels of, and access to, sources of liquidity and capital; (xiv) the ability to attract and retain essential personnel or changes in our essential personnel; (xv) our ability to effectively compete with banks, nonbank financial institutions, and financial technology firms and the effects of competition in the financial services industry on our business; (xvi) the effectiveness of our risk management and internal disclosure controls and procedures; (xvii) any failure or interruption of our information and technology systems, including any components provided by a third party; (xviii) our ability to identify and address cybersecurity threats and breaches; (xix) our ability to keep pace with technological changes; (xx) our ability to receive dividends from the Bank and satisfy our obligations as they become due; (xxi) the one-time and incremental costs of operating as a public company; (xxii) our ability to meet our obligations as a public company, including our obligation under Section 404 of Sarbanes-Oxley; and (xxiii) the effect of our dual-class structure and the concentrated ownership of our Class B common stock, including beneficial ownership of our shares by members of the Fitzgerald Family.

You should not rely upon forward-looking statements as predictions of future events. We have based the forward-looking statements contained in this press release primarily on our current expectations and projections about future events and trends that we believe may affect our business, financial condition, results of operations and prospects. The outcome of the events described in these forward-looking statements is subject to risks, uncertainties and other factors, including the risks described in the “Risk Factors” section of the Company’s most recent Registration Statement on Form S-1, available at the Securities and Exchange Commission’s website (www.sec.gov).

Chain Bridge Bancorp, Inc. and Subsidiary Consolidated Financial Highlights (Dollars in thousands, except per share data) (unaudited)
	As of or For the Three Months Ended			As of or For the Twelve Months Ended
	December 31, 2024	September 30, 2024	December 31, 2023	December 31, 2024	December 31, 2023

Key Performance Indicators
Net income	$3,740	$7,487	$3,314	$20,949	$8,831
Return on average assets[1]	1.13%	2.03%	1.23%	1.62%	0.86%
Return on average risk-weighted assets [1,2]	3.73%	7.47%	3.16%	5.19%	2.06%
Return on average equity [1]	10.48%	29.90%	16.94%	20.05%	11.90%
Yield on average interest-earning assets [1,3]	3.72%	4.01%	3.25%	3.75%	3.10%
Cost of funds [1,4]	0.29%	0.30%	0.38%	0.31%	0.42%
Net interest margin [1,5]	3.46%	3.73%	2.90%	3.46%	2.70%
Efficiency ratio[6]	60.95%	44.43%	55.29%	50.70%	62.78%

Balance Sheet and Other Highlights
Total assets	$1,401,124	$1,555,282	$1,205,202	$1,401,124	$1,205,202
Interest-bearing reserves held at the Federal Reserve Bank [7]	406,702	627,045	$309,826	$406,702	309,826
Total debt securities [8]	658,780	597,102	$566,172	$658,780	566,172
U.S. Treasury securities [8]	320,976	242,302	$195,364	$320,976	195,364
Total gross loans [9]	313,603	300,032	$304,144	$313,603	304,144
Total deposits	1,249,935	1,433,868	$1,112,025	$1,249,935	1,112,025

ICS® One-Way Sell® Deposits
Total ICS® One-Way Sell® Deposits [10]	$63,319	$432,324	$130,074	$63,319	130,074

Fiduciary Assets
Trust & Wealth Department: Total assets under administration (AUA)	$330,266	$383,993	$240,112	$330,266	240,112
Assets under management (AUM)	$126,801	$111,229	$74,413	$126,801	74,413
Assets under custody (AUC)	$203,465	$272,764	$165,699	$203,465	165,699

Liquidity & Asset Quality Metrics
Liquidity ratio [11]	85.13%	85.31%	78.75%	85.13%	78.75%
Loan-to-deposit ratio	25.09%	20.92%	27.35%	25.09%	27.35%
Non-performing assets to total assets	—%	—%	—%	—%	—%
Net charge offs (recoveries) / average loans outstanding	—%	—%	—%	—%	—%
Allowance for credit losses on loans to gross loans outstanding	1.44%	1.40%	1.42%	1.44%	1.42%
Allowance for credit losses on held to maturity securities /gross held to maturity securities	0.07%	0.09%	0.11%	0.07%	0.11%
1 Ratios for interim periods are presented on an annualized basis.
2 Return on average risk-weighted assets is calculated as net income divided by average risk-weighted assets. Average risk-weighted assets are calculated using the last two quarter ends with respect to the three-month periods presented and using the last five quarter ends with respect to the twelve-month periods presented.
3 Yield on average interest-earning assets is calculated as total interest and dividend income divided by average interest-earning assets.
4 Cost of funds is calculated as total interest expense divided by the sum of average total interest-bearing liabilities and average demand deposits.
5 Net interest margin is net interest income expressed as a percentage of average interest-earning assets.
6 Efficiency ratio is calculated as non-interest expense divided by the sum of net interest income and non-interest income.
7 Included in “interest-bearing deposits in other banks” on the consolidated balance sheet.
8 Total debt securities and U.S. Treasury securities are calculated as the sum of securities available for sale (AFS) and securities held to maturity (HTM). AFS securities are reported at fair value, and held to maturity securities are reported at carrying value, net of allowance for credit losses.
9 Includes loans held for sale.
10 IntraFi Cash Service® (ICS®) One-Way Sell® are deposits placed at other banks through the ICS® network. One-Way Sell® deposits are not included in the total deposits on the Company’s balance sheet. The Bank has the flexibility, subject to the terms and conditions of the IntraFi Participating Institution Agreement, to convert these One-Way Sell® deposits into reciprocal deposits which would then appear on the Company’s balance sheet.
11 Liquidity ratio is calculated as the sum of cash and cash equivalents and unpledged investment grade securities, expressed as a percentage of total liabilities.

Chain Bridge Bancorp, Inc. and Subsidiary Consolidated Financial Highlights (continued) (Dollars in thousands, except per share data) (unaudited)
	As of or For the Three Months Ended			As of or For the Twelve Months Ended
	December 31, 2024	September 30, 2024	December 31, 2023	December 31, 2024	December 31, 2023

Capital Information [12]
Tangible common equity to tangible total assets ratio [13]	10.30%	6.74%	6.92%	10.30%	6.92%
Tier 1 capital	$152,491	$112,223	$95,002	$152,491	$95,002
Tier 1 leverage ratio	11.48%	7.59%	8.77%	11.48%	8.77%
Tier 1 risk-based capital ratio	38.12%	28.17%	23.12%	38.12%	23.12%
Total regulatory capital	$157,206	$116,690	$99,669	$157,206	$99,669
Total risk-based regulatory capital ratio	39.30%	29.29%	24.26%	39.30%	24.26%
Double leverage ratio[14]	82.35%	109.91%	105.82%	82.35%	105.82%

Chain Bridge Bancorp, Inc. Share Information (as adjusted for Reclassification)[15]
Number of shares outstanding	6,561,817	4,568,920	4,568,240	6,561,817	4,568,240
Class A number of shares outstanding	3,049,447	—	—	3,049,447	—
Class B number of shares outstanding	3,512,370	4,568,920	4,568,240	3,512,370	4,568,240
Book value per share	$21.98	$22.95	$18.26	$21.98	$18.26
Earnings per share, basic and diluted	$0.59	$1.64	$0.73	$4.17	$1.93

12 Company-level capital information is calculated in accordance with banking regulatory accounting principles specified by regulatory agencies for supervisory reporting purposes.
13 The ratio of tangible common equity to tangible total assets is calculated in accordance with GAAP and represents common equity divided by total assets. The Company did not have any intangible assets or goodwill for the periods presented.
14 Double leverage ratio represents Chain Bridge Bancorp, Inc.’s investment in Chain Bridge Bank, N.A. divided by Chain Bridge Bancorp, Inc.’s consolidated equity
15 On October 3, 2024, the Company filed an Amended and Restated Certification of Incorporation with the Secretary of State of the State of Delaware, which reclassified and converted each outstanding share of the Company's existing common stock, par value $1.00 per share into 170 shares of Class B Common Stock (the "Reclassification"). Historical share information is presented on an as adjusted basis giving effect to the Reclassification. The number of basic and diluted shares are the same because there are no potentially dilutive instruments.

Chain Bridge Bancorp, Inc. and Subsidiary Consolidated Balance Sheets (Dollars in thousands, except per share data) (unaudited)
	December 31, 2024	December 31, 2023[16]
Assets
Cash and due from banks	$3,056	$6,035
Interest-bearing deposits in other banks	407,683	310,732
Total cash and cash equivalents	410,739	316,767
Securities available for sale, at fair value	358,329	258,114
Securities held to maturity, at carrying value, net of allowance for credit losses of $202 and $348, respectively (fair value of $278,951 and $283,916, respectively)	300,451	308,058
Equity securities, at fair value	515	505
Restricted securities, at cost	2,886	2,613
Loans held for sale	316	-
Loans, net of allowance for credit losses of $4,514 and $4,319, respectively	308,773	299,825
Premises and equipment, net of accumulated depreciation of $7,285 and $6,791, respectively	9,587	9,858
Accrued interest receivable	4,231	4,354
Other assets	5,297	5,108
Total assets	$1,401,124	$1,205,202

Liabilities and stockholders’ equity
Liabilities
Deposits:
Noninterest-bearing	$913,379	$766,933
Savings, interest-bearing checking and money market	324,845	328,350
Time, $250 and over	6,510	9,385
Other time	5,201	7,357
Total deposits	1,249,935	1,112,025
Short-term borrowings	—	5,000
Accrued interest payable	46	61
Accrued expenses and other liabilities	6,897	4,679
Total liabilities	1,256,878	1,121,765

Commitments and contingencies
Stockholders’ equity
Preferred Stock:[17]
No par value, 10,000,000 shares authorized, no shares issued and outstanding	-	-
Class A Common Stock:[17]
$0.01 par value, 20,000,000 shares authorized, 3,049,447 and no shares issued and outstanding	30	-
Class B Common Stock:[17]
$0.01 par value, 10,000,000 shares authorized, 3,512,370 and 4,568,240 shares issued and outstanding	35	46
Additional paid-in capital	74,785	38,264
Retained earnings	77,641	56,692
Accumulated other comprehensive loss	(8,245)	(11,565)
Total stockholders’ equity	144,246	83,437
Total liabilities and stockholders’ equity	$1,401,124	$1,205,202
16 Derived from audited financial statements.
17 On October 3, 2024, the Company filed an Amended and Restated Certification of Incorporation with the Secretary of State of the State of Delaware, which reclassified and converted each outstanding share of the Company's existing common stock,into 170 shares of Class B Common Stock (the "Reclassification"). The Reclassification also authorized 20,000,000 shares of Class A Common Stock, and 10,000,000 shares of Preferred Stock. Historical share information is presented on an as adjusted basis giving effect to the Reclassification. All shares and balances from previously held common stock are reflected in Class B Common Stock.

Chain Bridge Bancorp, Inc. and Subsidiary
Consolidated Statements of Income
(Dollars in thousands, except per share data)
(unaudited)

	Three Months Ended			Twelve Months Ended
	December 31, 2024	September 30, 2024	December 31, 2023	December 31, 2024	December 31, 2023[18]

Interest and dividend income
Interest and fees on loans	$3,672	$3,445	$3,277	$13,787	$13,402
Interest and dividends on securities, taxable	3,008	3,573	2,752	12,320	11,112
Interest on securities, tax-exempt	282	284	301	1,145	1,219
Interest on interest-bearing deposits in banks	5,256	7,366	2,376	20,823	6,056
Total interest and dividend income	12,218	14,668	8,706	48,075	31,789

Interest expense
Interest on deposits	$836	813	842	3,273	3,664
Interest on short-term borrowings	20	209	98	430	382
Total interest expense	856	1,022	940	3,703	4,046
Net interest income	11,362	13,646	7,766	44,372	27,743

Provision for (recapture of) credit losses
Provision for (recapture of) loan credit losses	$308	(131)	(81)	195	(163)
Provision for (recapture of) securities credit losses	(60)	13	—	(356)	804
Total provision for (recapture of) credit losses	248	(118)	(81)	(161)	641
Net interest income after provision for (recapture of) credit losses	11,114	13,764	7,847	44,533	27,102

Noninterest income
Deposit placement services	$582	2,464	868	6,199	1,974
Service charges on accounts	397	376	267	1,405	918
Trust and wealth management	238	243	158	907	565
Gain on sale of mortgage loans	3	13	12	27	12
Loss on sale of securities	(16)	(65)	(77)	(81)	(389)
Other income	18	49	112	123	201
Total noninterest income	1,222	3,080	1,340	8,580	3,281

Noninterest expenses
Salaries and employee benefits	$4,352	4,280	3,122	15,906	12,359
Professional services	1,010	1,206	286	3,163	909
Data processing and communication expenses	686	669	593	2,614	2,276
Occupancy and equipment expenses	233	236	240	982	936
Virginia bank franchise tax	280	253	175	884	739
FDIC and regulatory assessments	193	212	141	753	585
Directors fees	127	191	81	650	367
Insurance expenses	159	61	60	340	225
Marketing and business development costs	144	47	69	313	239
Other operating expenses	486	277	268	1,240	842
Total noninterest expenses	7,670	7,432	5,035	26,845	19,477
Net income before taxes	4,666	9,412	4,152	26,268	10,906
Income tax expense	$926	1,925	838	5,319	2,075
Net income	$3,740	$7,487	$3,314	$20,949	$8,831
Earnings per common share, basic and diluted - Class A and Class B [19]	$0.59	$1.64	$0.73	$4.17	$1.93
Weighted average common shares outstanding, basic and diluted - Class A [19]	2,326,202	—	—	584,728	—
Weighted average common shares outstanding, basic and diluted - Class B [19]	4,045,150	4,568,920	4,568,240	4,437,196	4,568,240
18 Derived from audited financial statements.
19 Share information for historical periods gives effect to the Reclassification. All earnings are attributed to Class B shares for the historical periods because no Class A shares were outstanding during the historical periods. The number of basic and diluted shares are the same because there are no potentially dilutive instruments. Except in regard to voting and conversion rights, the rights of Class A Common Stock and Class B Common Stock are identical, and the classes rank equally and share ratably with regard to all other matters. Each share of Class B Common Stock is convertible at any time into one share of Class A Common Stock.

The following tables show the average outstanding balance of each principal category of our assets, liabilities and stockholders’ equity, together with the average yields on our assets and the average costs of our liabilities for the periods indicated. Such yields and costs are calculated by dividing the annualized income or expense by the average daily balances of the corresponding assets or liabilities for the same period.

Chain Bridge Bancorp, Inc. and Subsidiary Average Balance Sheets, Interest and Yield (unaudited)
	Three months ended
	December 31, 2024			September 30, 2024			December 31, 2023
(Dollars in thousands)	Average balance	Interest	Average yield/cost	Average balance	Interest	Average yield/cost	Average balance	Interest	Average yield/cost
Assets:
Interest-earning assets:
Interest-bearing deposits in other banks	$433,225	$5,256	4.83%	$540,419	$7,366	5.42%	$171,735	$2,376	5.49%
Investment securities, taxable [20]	496,895	3,008	2.41%	550,044	3,573	2.58%	517,827	2,752	2.11%
Investment securities, tax-exempt [20]	62,641	282	1.79%	62,876	284	1.80%	66,102	301	1.80%
Loans	313,524	3,672	4.66%	301,836	3,445	4.54%	306,505	3,277	4.24%
Total interest-earning assets	1,306,285	12,218	3.72%	1,455,175	14,668	4.01%	1,062,169	8,706	3.25%
Less allowance for credit losses	(4,638)			(4,584)			(4,746)
Noninterest-earning assets	18,370			18,588			10,353
Total assets	$1,320,017			$1,469,179			$1,067,776
Liabilities and Stockholders’ Equity
Interest-bearing liabilities:
Savings, interest-bearing checking and money market	279,063	755	1.08%	207,387	727	1.39%	263,184	713	1.08%
Time deposits	11,643	81	2.78%	11,887	86	2.88%	16,955	129	3.02%
Short term borrowings	979	20	8.24%	10,000	209	8.31%	5,011	98	7.76%
Total interest-bearing liabilities	291,685	856	1.17%	229,274	1,022	1.77%	285,150	940	1.31%
Noninterest-bearing liabilities:			`
Demand deposits	879,212			1,134,556			700,224
Other liabilities	7,198			5,743			4,779
Total liabilities	1,178,095			1,369,573			990,153
Stockholders’ equity	141,922			99,606			77,623
Total liabilities and stockholders’ equity	$1,320,017			$1,469,179			$1,067,776
Net interest income		11,362			13,646			7,765
Net interest margin			3.46%			3.73%			2.90%

Chain Bridge Bancorp, Inc. and Subsidiary Average Balance Sheets, Interest and Yield (continued) (unaudited)
	Twelve months ended December 31,
	2024			2023
(Dollars in thousands)	Average balance	Interest	Average yield/cost	Average balance	Interest	Average yield/cost
Assets:
Interest-earning assets:
Interest-bearing deposits in other banks	$394,094	$20,823	5.28%	$115,059	$6,056	5.26%
Investment securities, taxable [20]	517,853	12,320	2.38%	529,076	11,112	2.10%
Investment securities, tax-exempt [20]	63,429	1,145	1.80%	67,055	1,219	1.82%
Loans	305,364	13,787	4.52%	314,444	13,402	4.26%
Total interest-earning assets	1,280,740	48,075	3.75%	1,025,634	31,789	3.10%
Less allowance for credit losses	(4,643)			(4,792)
Noninterest-earning assets	16,970			10,570
Total assets	$1,293,067			$1,031,412
Liabilities and Stockholders’ Equity
Interest-bearing liabilities:
Savings, interest-bearing checking and money market	233,217	2,887	1.24%	284,706	3,147	1.11%
Time deposits	13,341	386	2.89%	18,037	517	2.87%
Short term borrowings	5,301	430	8.11%	5,167	382	7.39%
Total interest-bearing liabilities	251,859	3,703	1.47%	307,910	4,046	1.31%
Noninterest-bearing liabilities:
Demand deposits	930,978			645,418
Other liabilities	5,727			3,874
Total liabilities	1,188,564			957,202
Stockholders’ equity	104,503			74,210
Total liabilities and stockholders’ equity	$1,293,067			$1,031,412
Net interest income		44,372			27,743
Net interest margin			3.46%			2.70%
20 Average balances for securities transferred from AFS to HTM at fair value are shown at carrying value. Average balances for AFS and all other HTM bonds are shown at amortized cost.